                          FORM OF AMENDED RULE 18F-3 PLAN


                                  Rule 18f-3 Plan
                                  ---------------


         1. A Portfolio of the Fund ("Portfolio") may issue more than one class of voting stock ("Class"), provided that:

                  (a)      Each such Class:

                           (1)      (i)  Shall have a different arrangement
for shareholder services or the distribution of securities or both, and shall pay all of the expenses of that arrangement; and

                                    (ii) May pay a different share of other
expenses, not including advisory or custodial fees or other expenses related to the management of the Portfolio's assets, if those expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes;

                           (2)      Shall have exclusive voting rights on any
matter submitted to shareholders that relates solely to its arrangement;

                           (3)      Shall have separate voting rights on any
matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class; and

                           (4)      Shall have in all other respects the same
rights and obligations as each other class.

                  (b) Expenses may be waived or reimbursed by the Portfolio's adviser, underwriter, or any other provider of services to the Portfolio.

                  (c) (1) Any payments made under paragraph (a)(1)(i) of this Plan shall conform to Appendix A to this Plan, as such Appendix A shall be amended from time to time by the Board.

                           (2)      Before any vote on the Plan or the
Appendix, the Directors shall be provided, and any agreement relating to a Class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the Plan.

                           (3)      The provisions of the Plan in Appendix A
are severable for each Class, and whenever any action is to be taken with respect to the Plan in Appendix A, that action will be taken separately for each Class.

                  (d) A Portfolio may offer a Class with an exchange privilege providing that securities of the Class may be exchanged for certain securities of another Portfolio. Such exchange privileges are summarized in Appendix B, as may be modified by the Board from time to time, and are set forth in greater detail in the prospectuses of each of the Classes.

               APPENDIX A
               ----------

      RBB FUND
      CURRENT DISTRIBUTION FEE LEVELS
      MARCH, 2001

      --------------------------------

A.  MONEY MARKET PORTFOLIO

                                    Current Distribution
    Class                                 Fee Level              Effective Date
    -----                           --------------------         --------------
1.  Sansom Street (Class J)               fee 0.20%                  4/10/91
    Shareholder Service Fee                   0.10%                  8/16/88

2.  Bedford (Class L)                     fee 0.65%                 11/17/94

3.  Cash Preservation                     fee 0.65%                  4/10/91
    (Class G)

4.  Select (Class Beta 1)                 fee 0.65%                  8/31/99

5.  Principal (Class
    Gamma 1)                              fee 0.65%                 10/28/98

6.  Bear Stearns Money Market (Class
    Money)                                fee 0.75%                 ________


B.  MUNICIPAL MONEY MARKET PORTFOLIO

                                    Current Distribution
    Class                                 Fee Level              Effective Date
    -----                           --------------------         --------------
1.  Bear Stearns Money
    Market (Class Municipal
    Money)                                fee 0.75%                 ________

2.  Bedford (Class M)                     fee 0.65%                 11/17/94

3.  Cash Preservation                     fee 0.65%                  4/10/91
    (Class H)

C.  GOVERNMENT OBLIGATION MONEY MARKET PORTFOLIO

                                    Current Distribution
    Class                                 Fee Level              Effective Date
    -----                           --------------------         --------------
1.  Bear Stearns Money Market
    (Class Government
    Money)                                fee 0.75%                 ________

2.  Bedford (Class N)                     fee 0.60%                 11/17/94


D.  BOSTON PARTNERS LARGE CAP VALUE FUND

                                    Current Distribution
    Class                                 Fee Level              Effective Date
    -----                           --------------------         --------------
1.  Institutional Class                   fee 0.15%                  5/29/98
    (Class QQ)
2.  Advisor Class                         fee 0.75%                 10/16/96
    (Class SS)
3.  Investor Class                        fee 0.25%                 10/16/96
    (Class RR)


E.  BOSTON PARTNERS MID CAP VALUE FUND

                                    Current Distribution
    Class                                 Fee Level              Effective Date
    -----                           --------------------         --------------
1.  Investor Class                        fee 0.25%                   6/1/97
    (Class TT)
2.  Institutional Class                   fee 0.15%                  5/29/98
    (Class UU)


F.  BOSTON PARTNERS BOND FUND

                                    Current Distribution
    Class                                 Fee Level              Effective Date
    -----                           --------------------         --------------
1.  Institutional Class                   fee 0.15%                  5/29/98
    (Class VV)
2.  Investor Class                        fee 0.25%                 12/29/97
    (Class WW)

G.  BOSTON PARTNERS SMALL CAP VALUE FUND II (FORMERLY MICRO CAP FUND)

                                    Current Distribution
    Class                                 Fee Level              Effective Date
    -----                           --------------------         --------------
1.  Institutional Class                     None                     7/01/98
    (Class DDD)
2.  Investor Class                        fee 0.25%                  7/01/98
    (Class EEE)


H.  BOSTON PARTNERS LONG/SHORT EQUITY (FORMERLY MARKET NEUTRAL FUND)

                                    Current Distribution
    Class                                 Fee Level              Effective Date
    -----                           --------------------         --------------
1.  Institutional Class                     None                     8/31/99
    (Class III)
2.  Investor Class                        fee 0.25%                  8/31/99
    (Class JJJ)


I.  BOSTON PARTNERS FUND (FORMERLY LONG-SHORT EQUITY)

                                    Current Distribution
    Class                                 Fee Level              Effective Date
    -----                           --------------------         --------------
1.  Institutional Class                     None                   __________
    (Class KKK)
2.  Investor Class                        fee 0.25%                __________
    (Class LLL)


J.  BOGLE SMALL CAP GROWTH FUND

                                    Current Distribution
    Class                                 Fee Level              Effective Date
    -----                           --------------------         --------------
1.  Institutional (Class NNN)               None                     9/15/99

2.  Investor (Class OOO)                                             9/15/99
    Shareholder Services Fee               0.25%

         APPENDIX B

         EXCHANGE PRIVILEGES OF THE PORTFOLIOS
         OF THE RBB FUND, INC.

============================================ ================================== ==============================================
FAMILY                                       EACH PORTFOLIO (CLASS) . . .       MAY BE EXCHANGED FOR ANY OF
-------------------------------------------- ---------------------------------- ----------------------------------------------
Cash Preservation                            Money Market (G)                   Money Market (G)
                                             Municipal Money Market (H)         Municipal Money Market (H)
-------------------------------------------- ---------------------------------- ----------------------------------------------
Bedford (Bear Stearns)                       Money Market (L)                   Common Shares of other non-RBB funds advised
                                                                                or sponsored by Bear, Stearns & Co. Inc.
-------------------------------------------- ---------------------------------- ----------------------------------------------
n/i                                          Micro Cap (FF)                     Micro Cap (FF)
                                             Growth (GG)                        Growth (GG)
                                             Mid Cap (HH)                       Mid Cap (HH)
                                             Small Cap Value (MMM)              Small Cap Value (MMM)
-------------------------------------------- ---------------------------------- ----------------------------------------------
Boston Partners (Institutional Classes)      Mid Cap Value (TT)                 Mid Cap Value (TT)
                                             Large Cap Value (QQ)               Large Cap Value (QQ)
                                             Bond (VV)                          Bond (VV)
                                             Small Cap Value II (DDD)           Small Cap Value II (DDD)
                                             Long/Short Equity                  Long/Short Equity (III)
                                             (III)                              Fund (KKK)
                                             Fund (KKK)
-------------------------------------------- ---------------------------------- ----------------------------------------------
Boston Partners (Investor Classes)           Mid Cap Value (UU)                 Mid Cap Value (UU)
                                             Large Cap Value (RR)               Large Cap Value (RR)
                                             Bond (WW)                          Bond (WW)
                                             Small Cap Value II (EEE)           Small Cap Value II(EEE)
                                             Long/Short Equity (JJJ)            Long/Short Equity (JJJ)
                                             Fund (LLL)                         Fund (LLL)
============================================ ================================== ==============================================